Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated July 14, 2011, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of Magma Design Automation, Inc. on Form 10-K for the year ended May 1, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Magma Design Automation, Inc. on Forms S-8 (File No. 333-74278, effective November 30, 2001, File No. 333-92324, effective July 12, 2002, File No. 333-108348, effective August 29, 2003, File No. 333-112326, effective January 30, 2004, File No. 333-122656, effective February 9, 2005, File No. 333-132333, effective March 10, 2006, File No. 333-143551, effective June 6, 2007, File No. 333-151681, effective June 16, 2008, File No. 333-161743, effective September 4, 2009,  File No. 333-165462, effective March 15, 2010, and File No. 333-170198, effective October 28, 2010).
/s/ GRANT THORNTON LLP
San Francisco, California
July 14, 2011